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                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-86614, 33-55904, 333-43670, and 333-86840 on Form S-8 of LoJack Corporation
of our report dated February 15, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for international license fees in the year ended February 28, 2001), appearing in and incorporated by reference in this Annual Report on Form 10-K of LoJack Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 28, 2003